--------------------------------------------------------------------------------
[GRAPHIC OMITTED]        OCWEN ASSET INVESTMENT CORP.
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE          FOR FURTHER INFORMATION, CONTACT:
                               A. RICHARD HURWITZ
                               VP, CORPORATE COMMUNICATIONS & MARKETING
                               T: (561) 682-8575
                               F: (561) 682-8177  OR E-MAIL: rhurwitz@ocwen.com
                                                             ------------------



West Palm Beach,  FL - (January 28, 1999) Ocwen Asset  Investment  Corp.  (NYSE:
OAC) reported 1998 fourth quarter funds from operations ("FFO"), prior to impairment charges, of $3.1 million, or $0.17 per diluted share, compared to $5.5 million, or $0.28 per diluted share, for the 1997 fourth quarter. For the year ended December 31, 1998, FFO, prior to impairment charges, were $22.5 million, or $1.18 per diluted share, compared to $12.0 million, or $0.61 per diluted share, for the year ended December 31, 1997.


SELECTED OPERATING RESULTS
(Dollars in millions, except per share data)


                                                       QUARTERLY
                         --------------------------------------------------------------------------
                                      Three Months Ended                     Three months ended
                                       December 31, 1998                     December 31, 1997
                         ----------------------------------------------   -------------------------
                                Actual                 Adjusted (1)               Actual
                         ----------------------    --------------------   -------------------------
                          Amount      Per share    Amount     Per share     Amount     Per share
                         -------      ---------    ------     ---------   --------     ------------
Net income ..........    $ (46.7)     $  (2.46)    $  1.6     $   0.09      $  5.4     $   0.28
FFO .................    $ (45.3)     $  (2.39)    $  3.1     $   0.17      $  5.5     $   0.28

                                                       ANNUAL
                         --------------------------------------------------------------------------
                                        Year Ended                         Period from May 14, 1997
                                     December 31, 1998                       to December 31, 1997
                         ----------------------------------------------   -------------------------
                                Actual                 Adjusted (1)               Actual
                         ----------------------    --------------------   -------------------------
                          Amount      Per share    Amount     Per share     Amount     Per share
                         -------      ---------    ------     ---------   --------     ------------
Net income ..........    $ (58.2)     $  (3.07)    $  19.4    $   1.02      $  11.8    $   0.60
FFO .................    $ (41.1)     $  (2.17)    $  22.5    $   1.18      $  12.0    $   0.61


(1) Excludes losses and impairment charges on securities and impairment charges on real estate, after the effect of minority interest.

Ocwen Asset Investment Corp.
1998 Results Consistent with Pre-Earnings Release
January 28, 1999

LOSSES ON SECURITIES, DERIVATIVES, AND REAL ESTATE
OAC incurred losses of $53.5 million which were comprised primarily of a $49.0 million writedown of its securities available for sale portfolio (subordinate and residual mortgage-backed securities), a loss of $0.5 on derivatives, and a $3.9 million charge on its property located in Halifax, Nova Scotia. Total losses on securities, derivatives, and real estate for the year ended December 31, 1998 were $86.3 million.

The charges on the securities available for sale portfolio were due to accelerated prepayment speeds, widening mortgage spreads, and declining market liquidity. For example, OAC values its securities portfolio at fair value each month. Subordinate and residual securities are not readily marketable, and therefore, trades may be infrequent, and valuations obtained each month from the Company's brokers/dealers are subject to pricing volatility.

STATEMENT FROM THE CHAIRMAN AND CEO REGARDING DE-REITING
William C. Erbey, Chairman and Chief Executive Officer, stated, "On December 21, 1998, our Board of Directors approved a proposal to terminate the Company's status as a real estate investment trust ("REIT") and to change to a taxable C-corporation. By eliminating the dividend requirement, retained earnings can be used to enhance liquidity and shareholders' equity, as well as to facilitate the transition of the Company to a growth strategy. In addition, C-corporation status offers more strategic flexibility than a REIT structure, particularly in volatile markets. The Company's proposal to de-REIT will be considered by shareholders at its Annual Meeting, which is expected to be held in May 1999 at the Company's headquarters in West Palm Beach, Florida. Consistent with this proposal, the Board of Directors deferred declaration and payment of OAC's final 1998 dividend, which is expected to range from $14.6 million, or $0.77 per share, to $16.1 million, or $0.85 per share. Currently, management expects to recommend the declaration and payment of this dividend in 1999. In conclusion, we believe that the Board's proposal to relinquish our REIT status is a sound strategy which will enhance our liquidity, bolster our equity base, and allow the Company greater flexibility in devising strategies to support and service existing and future operations and investments."


LIQUIDITY
At December 31, 1998, the Company had cash and cash equivalents of $53.4 million and a debt to equity ratio of 2.9 to 1. At December 31, 1998, OAC's book value per share was $11.66, compared to $12.81 at September 30, 1998 and $14.30 at December 31, 1997. The Company's year-end 1998 book value was $18.2 million in excess of the highest net worth covenant associated with the Company's debt agreements.


SELECTED FUNDING REQUIREMENTS THROUGH DECEMBER 31, 1999:
 (Dollars in millions)

Maturing repurchase agreements ....................                  $  90.8
Construction/ renovation funding commitments ......      47.7
    Less available lines of credit ................     (22.6)          25.1
                                                      -------        -------
Total funding requirements ........................                    115.9
    Less cash and cash equivalents ................                    (53.4)
                                                                     -------
Funding deficit ...................................                  $  62.5
                                                                     =======

Consistent with our announced plans to de-Reit and defer the final 1998 dividend, the Company is pursuing several other strategies to improve liquidity, including seeking alternate sources of financing. At present, management believes that the Company will be able to satisfy funding requirements for the foreseeable future either from existing, replacement, or new funding sources.

Ocwen Asset Investment Corp.
1998 Results Consistent with Pre-Earnings Release
January 28, 1999

                                                                                                                For the Period
                                                  Three Months Ended  Three Months Ended      Year Ended       May 14, 1997 to
Dollars in thousands, except per share data        December 31, 1998   December 31,1997   December 31, 1998   December 31, 1997
-------------------------------------------       ------------------  ------------------  -----------------   -----------------
SELECTED OPERATING RESULTS:
  Net Interest Income ............................     $    9,096         $    5,467         $   34,789           $   13,462
  Real estate income, net ........................             48              1,427              1,140                1,494
  Expenses .......................................          6,744              1,504             13,317                3,155
  Loss on securities, derivatives, and real estate        (53,544)                --            (86,267)                  --
  Extraordinary gain on repurchase of debt .......             --                 --                615                   --
  Minority interest in net loss (income) of
    Operating partnership ........................          4,455                 (9)             4,855                   (9)
  Net (loss)  income .............................        (46,689)             5,381            (58,186)              11,792
  Funds from operations ..........................        (45,305)             5,536            (41,122)              11,971
Per share data:
  Diluted (loss) earnings per share ..............          (2.46)              0.28              (3.07)                0.60
  Dividends (1) ..................................             --               0.39               1.10                 0.73
Diluted weighted average common shares
  outstanding ....................................     18,965,000         19,564,770         18,965,000           19,564,770

(1) Does not include June, 1998 special dividend of $0.08 per share attributable to OAC's remaining undistributed 1997 taxable income.


SELECTED BALANCE SHEET ITEMS:                                            December 31,
                                                                    -----------------------
                                                                      1998           1997
                                                                    --------       --------
Assets:
  Cash and cash equivalents ...................................     $ 53,365       $ 48,677
  Securities available for sale ...............................      351,154        146,027
  Commercial and multifamily loans, net .......................       65,283          9,481
  Residential loans, net ......................................        8,058          6,350
  Discount loans, net .........................................        5,618         26,979
  Investment in real estate, net ..............................      208,059         45,430

Liabilities:
  Securities sold under agreements to repurchase ..............      138,612             --
  Obligations outstanding under lines of credit ...............       34,472             --
  Obligations outstanding under lines of credit - real estate .      142,557             --
  11.5% Senior Notes due 2005 .................................      143,000             --
  Minority interest ...........................................       23,914          2,942
  Total shareholders' equity ..................................      221,176        271,258
  Book value per share ........................................     $  11.66       $  14.30

Ocwen Asset Investment Corp.
1998 Results Consistent with Pre-Earnings Release
January 28, 1999

SELECTED REVIEW OF OPERATING RESULTS

NET INTEREST INCOME
-------------------

Net interest income before provision for loan losses increased $3.7 million to $9.2 million during the fourth quarter of 1998, compared to the same period a year ago. This increase was due to a $14.4 million increase in interest income, offset by a $10.7 million increase in interest expense. Interest income increased as a result of a $439.5 million increase in the average balance of interest-earning assets and a 265 basis point increase in the average yield earned. The Company's average interest-bearing liabilities increased by $490.3 million with an average cost of funds of 8.72%. These increases in interest income and interest expense are largely the result of OAC, in the fourth quarter of 1997, being newly formed, only partially invested, and not being levered (OAC commenced operations on May 14, 1997). Net interest income before provision for loan losses increased $22.0 million to $35.4 million for the year ended December 31, 1998, compared to the same period a year ago.

Ocwen Asset Investment Corp.
1998 Results Consistent with Pre-Earnings Release
January 28, 1999

THE FOLLOWING TABLES SET FORTH INFORMATION REGARDING THE TOTAL AMOUNT OF INCOME FROM INTEREST-EARNING ASSETS AND THE RESULTANT AVERAGE YIELDS, PRIOR TO IMPAIRMENT CHARGES. THIS INFORMATION IS BASED ON DAILY AVERAGE BALANCES DURING THE REPORTED PERIODS.

                                                                            For the three months ended December 31,
                                                            ------------------------------------------------------------------
(Dollars in Thousands)                                                    1998                              1997
                                                            ---------------------------------  -------------------------------
                                                            Average               Annualized   Average             Annualized
                                                            Balance    Interest   Yield/Rates  Balance   Interest  Yield/Rates
                                                            -------    --------   -----------  -------   --------  -----------
Interest-earning assets:
   Repurchase agreements and interest-bearing deposits .   $ 25,716   $    203       3.16%    $101,715   $  1,388       5.41%
   Securities available for sale .......................    396,965     13,456      13.56      101,047      2,866      11.25
   Commercial and Multifamily loan portfolio, net ......     59,408      1,950      13.13        6,637        245      14.65
   Match funded residential loans, net .................     93,929      1,915       8.16           --         --         --
   Residential loan portfolio, net .....................     95,444      1,949       8.17        3,671         60       6.48
   Discount loans, net .................................      7,752        397      20.49       26,636        908      13.52
                                                           --------   --------      -----     --------   --------      -----
     Total interest-earning assets .....................   $679,214   $ 19,870      11.70%    $239,706   $  5,467       9.05%
                                                           --------   --------      -----     --------   --------      -----
Interest-bearing liabilities:
   Securities sold under agreements to repurchase ......   $159,001   $  3,361       8.46%          --         --         --
   Obligations outstanding under lines of credit .......     96,902      1,687       6.96           --         --         --
   11.5% Senior Notes due 2005 .........................    143,000      4,111      11.50           --         --         --
   Bonds match funded ..................................     91,372      1,531       6.70           --         --         --
                                                           --------   --------      -----     --------   --------      -----
     Total interest-bearing liabilities ................   $490,275   $ 10,690       8.72%          --         --         --
                                                           --------   --------      -----     --------   --------      -----

Net interest income/net interest spread.................              $  9,180       2.98%                 $5,467       9.05%
                                                                      ========                             ======
Net interest margin.....................................                             5.41%                              9.05%

                                                                                For the year ended December 31,
                                                            ------------------------------------------------------------------
(Dollars in Thousands)                                                    1998                              1997
                                                            ---------------------------------  -------------------------------
                                                            Average               Annualized   Average             Annualized
                                                            Balance    Interest   Yield/Rates  Balance   Interest  Yield/Rates
                                                            -------    --------   -----------  -------   --------  -----------
Interest-earning assets:
   Repurchase agreements and interest-bearing deposits .   $ 26,209   $  1,213       4.63%    $155,757   $  5,539       5.72%
   Securities available for trading ....................     21,757        107       0.49           --         --         --
   Securities available for sale .......................    312,433     43,446      13.91       76,423      6,363      13.39
   Commercial and Multifamily loan portfolio, net ......     43,862      5,736      13.08        2,691        245      14.64
   Match funded residential loans, net .................     23,675      1,915       8.09           --         --         --
   Residential loan portfolio, net .....................    104,494      8,424       8.06        1,604         66       6.62
   Discount loans, net .................................     13,802      2,117      15.34       16,453      1,249      12.20
                                                           --------   --------      -----     --------   --------      -----
     Total interest-earning assets .....................   $546,232   $ 62,958      11.53%    $252,928   $ 13,462       8.56%
                                                           --------   --------      -----     --------   --------      -----


Interest-bearing liabilities:
   Securities sold under agreements to repurchase ......   $146,533   $ 11,683       7.97%          --         --         --
   Obligations outstanding under lines of credit .......     93,425      6,516       6.97           --         --         --
   11.5% Senior Notes due 2005 .........................     67,814      7,799      11.50           --         --         --
   Bonds match funded ..................................     23,031      1,530       6.65           --         --         --
                                                           --------   --------      -----     --------   --------      -----
     Total interest-bearing liabilities ................   $330,803   $ 27,528       8.32%          --         --         --
                                                           --------   --------      -----     --------   --------      -----

Net interest income/net interest spread.................              $ 35,430       3.21%                $13,462       8.56%
                                                                      ========                            =======
Net interest margin.....................................                             6.49%                              8.56%

Ocwen Asset Investment Corp.
1998 Results Consistent with Pre-Earnings Release
January 28, 1999

REAL ESTATE INCOME, NET
-----------------------

Real estate income, net decreased $1.4 million to $0.05 million for the three months ended December 31, 1998, compared to the same period a year ago. This decrease was largely due to a $6.9 million increase in rental income, offset by a $3.4 million increase in rental operation expense, a $1.2 million increase in depreciation and amortization expense, and a $2.8 million increase in interest expense. These increases in real estate operating income and expenses, compared to the same period a year ago, were largely the result of an increase in OAC's investment in real estate, net of $208.1 million at December 31, 1998, compared to $45.4 million at December 31, 1997, which were not levered. Real estate income, net decreased $0.4 million to $1.1 million for the year ended December 31, 1998, compared to the same period a year ago.

OTHER EXPENSES
--------------

Other expenses increased $5.2 million to $6.7 million for the three months ended December 31, 1998, compared to the same period a year ago. This increase was largely due to a $1.0 million increase in management fees, a $3.9 million increase in other expenses (which consisted generally of servicing, accounting, audit, legal, excise tax, and bond amortization expenses), and a $0.8 million increase in due diligence expense. These increases in other expenses were largely the result of OAC becoming fully invested and leveraging its assets in 1998. Other expenses increased $10.2 million to $13.3 million for the year ended December 31, 1998, compared to the same period a year ago. The management fees payable by OAC to Ocwen Capital Corporation ("OCC"), a wholly-owned subsidiary of Ocwen Financial Corporation (NYSE: OCN), totaled $1.8 million for the quarter ended December 31, 1998 and $5.9 million for the year ended December 31, 1998.

LOSSES ON SECURITIES, DERIVATIVES, AND REAL ESTATE
--------------------------------------------------

Due to accelerated prepayment speeds, widening mortgage spreads, and declining market liquidity, OAC recognized a $53.5 million charge to earnings during the fourth quarter of 1998. This charge was comprised primarily of a $49.0 million writedown of the securities available for sale portfolio (subordinate and residual mortgage-backed securities), a loss of $0.5 on derivatives, and a $3.9 million charge on the property located in Halifax, Nova Scotia. Each security was written down to the lower of amortized cost or fair value. Total losses on securities, derivatives, and real estate for the year ended December 31, 1998, were $86.3 million.

MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY
--------------------------------------------------------

Minority interest in net loss of consolidated subsidiary increased $4.5 million and $4.9 million for the three and twelve months ended December 31, 1998, respectively, which represents the portion of the operating partnership's loss attributed to the limited partnership interest owned by an affiliate of OCC. OAC has a 91.3% ownership interest in such operating partnership.

SELECTED REVIEW OF SECURITIES PORTFOLIO

At December 31, 1998, OAC's securities available for sale portfolio was $351.2 million and consisted of:

  o Non-investment grade and unrated subordinate commercial mortgage-backed securities having an amortized cost of $115.7 million and a fair value of $117.1 million,

  o Unrated residential subprime residuals having an amortized cost of $209.0 million and a fair value of $218.7 million, and

  o  Unrated  subordinate  residential   mortgage-backed  securities  having  an
     amortized cost of $15.4 million and a fair value of $15.4 million.

OAC's unrated subprime residual portfolio of $218.7 million consisted of:

  o $110.0 million of seasoned residuals (securitized between 1994 and 1997) with overcollateralization reserves funded at approximately $122.5 million, and

  o  $108.7  million  of  unseasoned   residuals   (securitized  in  1998)  with
     overcollateralization reserves funded at approximately $26.6 million.

Ocwen Asset Investment Corp.
1998 Results Consistent with Pre-Earnings Release
January 28, 1999

SELECTED REVIEW OF LIQUIDITY POSITION

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
----------------------------------------------

Securities sold under agreements to repurchase were $138.6 million at December 31, 1998, a decrease from $143.1 million at September 30, 1998. These obligations were secured by certain of OAC's investments in subordinated interests in commercial mortgage-backed securities, residual interests in subprime residential loan securitizations, and U.K. mortgage loan residual securities. The following table summarizes the maturity dates of OAC's securities sold under agreements to repurchase and the fair value of the related collateral securities as of December 31, 1998:

                        Outstanding  Commercial Securities  Residential Securities
        Maturity Date    Borrowing         Fair Value             Fair Value
        -------------    ---------   ---------------------  ----------------------
                                     (Dollars in Millions)
  0-30 days ..........   $  27.8         $     34.1              $    14.4
  90-120 days ........      49.7               39.9                   45.9
  6-12 months ........      13.3               17.6                     --
  15 months and over .      47.8                 --                  138.3
                         -------         ----------              ---------

    Total ............   $ 138.6         $     91.6              $   198.6
                         =======         ==========              =========

Currently, interest payments with respect to all of these obligations were approximately $1.0 million per month (which assumes that the repurchase agreements, which mature within 30 days, are renewed at approximately the same rate of interest).

OBLIGATIONS OUTSTANDING UNDER LINES OF CREDIT
---------------------------------------------

Obligations outstanding under lines of credit amounted to $34.5 million at December 31, 1998, compared to $189.1 million at September 30, 1998. This decrease is due to the repayment of the $136.0 million warehouse line secured by residential loans as a result of the securitization and a reclassification of UK mortgage loan residuals of $19.5 million. The borrowings were comprised of $34.5 million pursuant to a three-year agreement, which is collateralized by commercial loans and is described below, under "Obligations Outstanding Under Lines of Credit - Real Estate". The securitization resulted in the Company retaining $163.4 million of match funded debt.

OBLIGATIONS OUTSTANDING UNDER LINES OF CREDIT - REAL ESTATE
-----------------------------------------------------------

Obligations outstanding under lines of credit secured by real estate amounted to $142.6 million at December 31, 1998, compared to $142.4 million at September 30, 1998. These borrowings have a three-year term and an interest rate that floats in accordance with LIBOR. Set forth below is information regarding OAC's mortgage indebtedness relating to its investment in real estate at December 31, 1998:

                                         Principal          Interest              Maturity      Annual
                Property                   Amount             Rate                  Date       Payment
------------------------------------- --------------    ----------------       -------------  ---------
                                                               (Dollars in Millions)
Bush Street Property................     $75.0 (1)      LIBOR plus 1.75%       April 2001(3)   $5.5 (4)
Other...............................     $67.6 (2)      LIBOR plus 1.75%       June 2001 (3)   $4.9 (4)

1) Plus up to $5.0 million of additional advances for capital improvements to the Bush Street Property.
2) Represents the portion of the outstanding balance under a $200 million loan that is secured by real estate. As of December 31, 1998, OAC's investments in Cortez Plaza, 450 Sansome Street, 10 U.N. Plaza, Prudential Plaza, and 690 Market Street secured this loan, and an additional $34.5 million was borrowed and secured by commercial mortgage loans under this line of credit.
3) Subject to certain conditions,  OAC may extend the maturity date by one year.
4) Based on the interest rate in effect as of December 31, 1998.

Ocwen Asset Investment Corp.
1998 Results Consistent with Pre-Earnings Release
January 28, 1999

OTHER

Ocwen Asset Investment Corp., a real estate investment trust ("REIT") headquartered in West Palm Beach, Florida, has invested in underperforming commercial real estate, subordinate commercial mortgage-backed securities, subordinate and residual residential mortgage-backed securities, and commercial and residential mortgage loans. Additional information about Ocwen Asset Investment Corp. is available at www.ocwen.com - OAC.

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "COMMITMENT," "CONTINUE," "EXPECT," "FORESEE," "MAY," "PLAN," "WILL," FUTURE OR CONDITIONAL VERB TENSES, SIMILAR TERMS, VARIATIONS ON SUCH TERMS OR NEGATIVES OF SUCH TERMS. ALTHOUGH OAC BELIEVES THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, INTERNATIONAL, NATIONAL, REGIONAL OR LOCAL ECONOMIC
ENVIRONMENTS, GOVERNMENT FISCAL AND MONETARY, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, EFFECTIVENESS OF INTEREST RATE, CURRENCY EXCHANGE RATE AND OTHER HEDGING STRATEGIES, LAWS AND REGULATIONS AFFECTING REAL ESTATE INVESTMENT TRUSTS, INVESTMENT COMPANIES AND REAL ESTATE (INCLUDING CAPITAL REQUIREMENTS, INCOME AND PROPERTY TAXATION, ACCESS FOR DISABLED PERSONS AND ENVIRONMENTAL COMPLIANCE), UNCERTAINTY OF FOREIGN LAWS, COMPETITIVE PRODUCTS, PRICING AND CONDITIONS (INCLUDING FROM COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN OAC), CREDIT, PREPAYMENT, BASIS, DEFAULT, SUBORDINATION AND ASSET/LIABILITY RISKS, LOAN SERVICING EFFECTIVENESS, SATISFACTORY DUE DILIGENCE RESULTS, SATISFACTION OR FULFILLMENT OF AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE, TIMING OF TRANSACTION CLOSINGS, AVAILABILITY OF AND COSTS
ASSOCIATED WITH OBTAINING ADEQUATE AND TIMELY SOURCES OF LIQUIDITY, DEPENDENCE ON EXISTING SOURCES OF FUNDING, ABILITY TO REPAY OR REFINANCE INDEBTEDNESS (AT MATURITY OR UPON ACCELERATION), TO MEET COLLATERAL CALLS BY LENDERS (UPON RE-VALUATION OF THE UNDERLYING ASSETS OR OTHERWISE), TO GENERATE REVENUES SUFFICIENT TO MEET DEBT SERVICE PAYMENTS AND OTHER OPERATING EXPENSES AND TO SECURITIZE WHOLE LOANS, TAXABLE INCOME EXCEEDING CASH FLOW, SIZE OF, NATURE OF AND YIELDS AVAILABLE WITH RESPECT TO THE SECONDARY MARKET FOR MORTGAGE LOANS AND FINANCIAL, SECURITIES AND SECURITIZATION MARKETS IN GENERAL, ALLOWANCES FOR LOAN LOSSES, GEOGRAPHIC CONCENTRATIONS OF ASSETS (TEMPORARY OR OTHERWISE), TIMELY LEASING OF UNOCCUPIED SQUARE FOOTAGE (GENERALLY AND UPON LEASE EXPIRATION), CHANGES IN REAL ESTATE MARKET CONDITIONS (INCLUDING LIQUIDITY, VALUATION, REVENUES, RENTAL RATES, OCCUPANCY LEVELS AND COMPETING PROPERTIES), ADEQUACY OF INSURANCE COVERAGE IN THE EVENT OF A LOSS, KNOWN OR UNKNOWN ENVIRONMENTAL CONDITIONS, EXTERNAL MANAGEMENT, CONFLICTS OF INTEREST, YEAR 2000 COMPLIANCE, OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS, SECURITIES INVESTMENTS AND RAPID GROWTH COMPANIES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN OAC'S REPORTS AND FILINGS WITH THE SEC, INCLUDING ITS REGISTRATION STATEMENTS ON FORMS S-3, S-4 AND S-11 AND ITS PERIODIC REPORTS ON FORMS 10-Q, 8-K AND 10-K. GIVEN THESE UNCERTAINTIES, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS, AND OAC DOES NOT UNDERTAKE TO REVISE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS WHICH MAY BE MADE TO, ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS

               ATTACHED ARE THE CONSOLIDATED FINANCIAL STATEMENTS.

Ocwen Asset Investment Corp.
1998 Results Consistent with Pre-Earnings Release
January 28, 1999

                                        OCWEN ASSET INVESTMENT CORP.
                               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                              December 31,     December 31,
                                                                                  1998             1997
                                                                             -------------    -------------
ASSETS
    Cash and amounts due from depository institutions ....................   $   3,484,929    $     331,047
    Interest bearing deposits ............................................      49,880,276       48,346,076
    Securities available for sale, at fair value .........................     351,153,971      146,026,907
    Commercial and multifamily loan portfolio, net .......................      65,282,965        9,481,436
    Residential loan portfolio, net ......................................       8,058,445        6,350,043
    Match funded residential loans, net ..................................     173,609,873               --
    Discount loan portfolio, net .........................................       5,618,022       26,978,888
    Investment in real estate, net .......................................     208,058,721       45,430,039
    Principal and interest receivable ....................................       7,475,795        2,518,272
    Deposits on pending asset acquisitions ...............................              --        1,000,000
    Other assets .........................................................      15,702,816        1,540,633
                                                                             -------------    -------------
       Total assets ......................................................   $ 888,325,813    $ 288,003,341
                                                                             =============    =============

LIABILITIES:
    Securities sold under agreements to repurchase .......................   $ 138,611,824    $          --
    Obligations outstanding under lines of credit ........................      34,472,404               --
    Obligations outstanding under lines of credit - secured by real estate     142,556,880               --
     11.5% Senior Notes due 2005 .........................................     143,000,000               --
     Bonds - match funded loan agreement .................................     163,403,966               --
    Dividends and distributions payable ..................................              --        7,458,750
    Accrued expenses, payables and other liabilities .....................      21,190,288        6,344,783
                                                                             -------------    -------------
       Total liabilities .................................................     643,235,362       13,803,533
                                                                             -------------    -------------

Minority interest ........................................................      23,914,058        2,941,541
                                                                             -------------    -------------

SHAREHOLDERS' EQUITY:
    Preferred stock, $.01 par value; 25,000,000 shares authorized;
       0 shares issued and outstanding ...................................              --               --
    Common Stock, $.01 par value; 200,000,000 shares authorized;
       18,965,000 shares issued and outstanding ..........................         189,650          189,650
    Additional paid-in capital ...........................................     294,492,203      280,503,838
    Cumulative dividends declared ........................................     (36,277,546)     (13,898,849)
    Retained earnings (deficit) ..........................................     (46,444,996)      11,791,518
    Accumulative other comprehensive income:
       Unrealized gain (loss) on securities available for sale ...........      11,038,151       (7,327,890)
       Cumulative translation adjustment .................................      (1,821,069)              --
                                                                             -------------    -------------
         Total other comprehensive (loss) income .........................       9,217,082       (7,327,890)
                                                                             -------------    -------------
         Total shareholders' equity ......................................     221,176,393      271,258,267
                                                                             -------------    -------------
                                                                             $ 888,325,813    $ 288,003,341
                                                                             =============    =============

Ocwen Asset Investment Corp.
1998 Results Consistent with Pre-Earnings Release
January 28, 1999

                                                    OCWEN ASSET INVESTMENT CORP.
                                                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       For the Three       For the Three                          For the Period
                                                       Months Ended        Months Ended     For the Year Ended    May 14, 1997 to
                                                     December 31, 1998   December 31, 1997   December 31, 1998    December 31, 1997
                                                     -----------------   -----------------   -----------------    -----------------
INTEREST INCOME:
  Repurchase agreements and interest bearing
    deposits .......................................   $    202,903      $  1,388,089           $  1,212,517       $  5,538,946
  Securities held for trading ......................             --                --                106,892                 --
  Securities available for sale ....................     13,456,266         2,865,553             43,446,423          6,362,909
  Commercial and Multifamily loans .................      1,950,004           245,147              5,736,214            245,147
  Match funded residential loans ...................      1,915,071                --              1,915,071                 --
  Residential loans ................................      1,948,569            60,445              8,424,325             66,010
  Discount loans ...................................        397,234           907,737              2,116,564          1,248,703
  Other ............................................             --                --                     --                 --
                                                       ------------      ------------           ------------       ------------
                                                         19,870,047         5,466,971             62,958,006         13,461,715
                                                       ------------      ------------           ------------       ------------
INTEREST EXPENSE:
  Securities sold under agreements to repurchase ...      3,361,011                --             11,682,824                 --
  Obligations outstanding under lines of credit ....      1,686,832                --              6,515,925                 --
  11.5% Senior Notes due 2005 ......................      4,111,250                --              7,798,597                 --
  Bonds-match  funded loan agreements ..............      1,530,467                --              1,530,467                 --
  Other ............................................             --                --                     --                 --
                                                       ------------      ------------           ------------       ------------

                                                         10,689,560                --             27,527,813                 --
                                                       ------------      ------------           ------------       ------------
  NET INTEREST INCOME BEFORE PROVISION FOR LOAN
    LOSSES .........................................      9,180,487         5,466,971             35,430,193         13,461,715
  Provision for loan losses ........................         84,946                --                641,677                 --
                                                       ------------      ------------           ------------       ------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN
    LOSSES .........................................      9,095,541         5,466,971             34,788,516         13,461,715
                                                       ------------      ------------           ------------       ------------

REAL ESTATE-OPERATING INCOME:
  Rental income ....................................      8,117,135         1,212,422             22,701,796          1,320,090
  Other ............................................          9,458           892,870                 37,801            902,665
                                                       ------------      ------------           ------------       ------------
                                                          8,126,593         2,105,292             22,739,597          2,222,755
                                                       ------------      ------------           ------------       ------------
REAL ESTATE-OPERATING EXPENSES:
  Rental operation .................................      3,901,248           520,330             10,803,153            549,369
  Depreciation & amortization ......................      1,383,917           157,702              3,606,490            179,088
  Interest .........................................      2,793,421                --              7,190,002                 --
                                                       ------------      ------------           ------------       ------------
                                                          8,078,586           678,032             21,599,645            728,457
                                                       ------------      ------------           ------------       ------------
REAL ESTATE INCOME, NET ............................         48,007         1,427,260              1,139,952          1,494,298
                                                       ------------      ------------           ------------       ------------

OTHER EXPENSES:
  Management fees ..................................      1,782,457           735,397              5,892,468          1,796,311
  Due diligence expenses ...........................        882,299            40,213              1,817,924            326,025
  Foreign currency (gain) loss .....................             --           568,565               (116,953)           568,565
  Other ............................................      4,079,360           159,604              5,723,450            464,164
                                                       ------------      ------------           ------------       ------------
                                                          6,744,116         1,503,779             13,316,889          3,155,065
                                                       ------------      ------------           ------------       ------------

LOSSES ON SECURITIES, DERIVATIVES, AND REAL ESTATE .    (53,544,000)               --            (86,267,429)                --
                                                       ------------      ------------           ------------       ------------

(LOSS) INCOME BEFORE MINORITY INTEREST .............    (51,144,568)        5,390,452            (63,655,850)        11,800,948
Minority interest in net loss (income) of
consolidated subsidiary ............................      4,455,525            (9,430)             4,854,884             (9,430)
                                                       ------------      ------------           ------------       ------------

  NET (LOSS) INCOME BEFORE EXTRAORDINARY ITEMS .....    (46,689,043)        5,381,022            (58,800,966)        11,791,518

Extraordinary gain on repurchase of debt ...........             --                --                615,047                 --
                                                       ------------      ------------           ------------       ------------
  NET (LOSS) INCOME ................................   $(46,689,043)     $  5,381,022           $(58,185,919)      $ 11,791,518
                                                       ============      ============           ============       ============

(LOSS) EARNINGS PER SHARE:
  Basic ............................................   $      (2.46)     $       0.28           $      (3.07)      $       0.62
                                                       ============      ============           ============       ============
  Diluted ..........................................   $      (2.46)     $       0.28           $      (3.07)      $       0.60
                                                       ============      ============           ============       ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic ............................................     18,965,000        19,108,789             18,965,000         19,108,789
                                                       ============      ============           ============       ============
  Diluted ..........................................     18,965,000        19,564,770             18,965,000         19,564,770
                                                       ============      ============           ============       ============